      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1998.
                                                     REGISTRATION NO. 333-______

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                            POST-EFFECTIVE AMENDMENT NO. 1
                                     ON FORM S-8
                                          TO
                                       FORM S-4
                                REGISTRATION STATEMENT

                                        UNDER
                              THE SECURITIES ACT OF 1933


                            DIGITAL MICROWAVE CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                               77-0016028
      (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
     of Incorporation or Organization)


   170 ROSE ORCHARD WAY, SAN JOSE, CA                     95134
(Address of Principal Executive Offices)               (Zip Code)

                    MAS TECHNOLOGY LIMITED 1997 STOCK OPTION PLAN
                              (Full Title of the Plans)


                                  CHARLES D. KISSNER
                  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            DIGITAL MICROWAVE CORPORATION
                                 170 ROSE ORCHARD WAY
                                 SAN JOSE, CA  95134
                       (Name and Address of Agent For Service)


                                     408/943-0777
                       (Telephone Number, Including Area Code,
                                of Agent For Service)


                                   With a copy to:
                                Bruce Alan Mann, Esq.
                               Morrison & Foerster LLP
                                  425 Market Street
                               San Francisco, CA 94105

--------------------------------------------------------------------------------

                                   EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-45053 which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of MAS Technology Limited ("MAS Technology") with and into a wholly owned subsidiary of Digital Microwave Corporation (the "Registrant"). In connection with the filing of the Original Registration Statement, 8,600,000 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), were registered with the Securities and Exchange Commission and the applicable filing fee was paid. The number of shares registered pursuant to the Original Registration Statement were those shares of Common Stock expected to be distributed to holders of ordinary shares of MAS Technology in connection with the Merger. All of the shares of Common Stock included in this Post-Effective Amendment No. 1 were included in and registered on the Original Registration Statement. Such shares include 440,002 shares of Common Stock issuable upon exercise of options outstanding under the MAS Technology 1997 Stock Option Plan.

                                        Part I

                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                       Part II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          Digital Microwave Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC").

          (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Act on September 9, 1998.

          (b)  The Registrant's latest Annual Report on Form 10-K and on
               Form 10-K/A for the fiscal year ended March 31, 1998, filed with the SEC on June 29, 1998 and July 20, 1998, respectively, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 filed with the SEC on August 14, 1998, pursuant to Section 13(a) of the Exchange Act.

          (d) The Registrant's Current Reports on Form 8-K dated April 3, 1998, July 23, 1998 and October 20, 1998, each filed pursuant to
               Section 13(a) of the Exchange Act.

          (e) The Registrant's Registration Statement No. 0-15895 on Form 8-A filed with the SEC on May 22, 1987, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTOR AND OFFICERS

          The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of his fiduciary duties. However, such exemption from liability does not apply with respect to any action in which the director would be liable under
Section 174 of Title 8 of the Delaware General Corporation Law ("Delaware Law"), nor does it apply with respect to any liability in which the director
(i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or knowing violation of law; or (iv) derived an improper personal benefit.

          Pursuant to the provisions of Section 145 of Delaware Law, the Registrant as a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he or she is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement which were reasonably incurred by him or her in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the Registrant and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his conduct was unlawful.

          The power to indemnify also applies to actions brought by or in the right of the Registrant, but only to the extent of defense and settlement expenses and not to the satisfaction of a judgment or settlement of the claim itself. In such actions, however, no indemnification will be made if there is any adjudication of negligence or misconduct, unless the court, in its discretion, finds that in the light of all the circumstances indemnification should apply.

          To the extent any such person is successful in the defense of the actions referred to above, such person is entitled pursuant to Section 145 of Delaware Law to indemnification as described above. Section 145 also grants the power to advance litigation expenses upon receipt of an undertaking to reply such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

          The Registrant has entered into indemnification agreements with its directors and certain officers which provide for indemnification to the fullest extent permitted by Delaware Law, including Section 145 thereof. The Registrant may also enter into similar agreements from time to time with future directors and/or present or future officers of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

EXHIBIT NO.     DESCRIPTION
-----------     -----------
5.1             Opinion of Morrison & Foerster LLP as to the legality of the
                8,600,000 shares of Common Stock which were previously
                registered and included on the Registration Statement on
                Form S-4 (No. 333-45053).  Incorporated by reference to
                Exhibit 5.1 of such Registration Statement on Form S-4.

23.1            Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2 Consent of Morrison & Foerster LLP with respect to the use of its opinion as an exhibit to the Registration Statement on Form S-4 (No. 333-45053). Incorporated by reference to
                Exhibit 5.1 of such Registration Statement on Form S-4.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 5, 1998.

                                        DIGITAL MICROWAVE CORPORATION




                                        By: /s/ Charles D. Kissner
                                            ------------------------------------
                                            Charles D. Kissner
                                            Chairman of the Board and Chief
                                            Executive Officer

                     POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

          Each person whose signature appears below constitutes and appoints Charles D. Kissner and Carl A. Thomsen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

          Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



        Signature                          Title                        Date
--------------------------   --------------------------------   --------------------

/s/ Charles D. Kissner
--------------------------
   Charles D. Kissner         Chairman of the Board and          November 5, 1998
                              Chief Executive Officer

/s/ Richard C. Alberding
--------------------------
  Richard C. Alberding        Director                           November 5, 1998

/s/ Paul S. Bachow
--------------------------
     Paul S. Bachow           Director                           November 5, 1998

/s/ John W. Combs
--------------------------
       John W. Combs          Director                           November 5, 1998

/s/ Clifford H. Higgerson
--------------------------
   Clifford H. Higgerson      Director                           November 5, 1998

/s/ James D. Meindl
--------------------------
      James D. Meindl         Director                           November 5, 1998

/s/ V. Frank Mendicino
--------------------------
   V. Frank Mendicino         Director                           November 5, 1998

        Signature                          Title                        Date
--------------------------   --------------------------------   --------------------

/s/ Billy B. Oliver
--------------------------
      Billy B. Oliver         Director                           November 5, 1998


--------------------------
     Howard Oringer           Director                           November __, 1998

/s/ Carl A. Thomsen
--------------------------
      Carl A. Thomsen         Vice President, Chief Financial    November 5, 1998
                              Officer and Secretary (Principal
                              Financial and Accounting Officer)